EXHIBIT 99B.2 (cont'd.)

SELECTED COMBINED GROUP DATA                    U S WEST MEDIA GROUP
(UNAUDITED)

Dollars in
millions;            Quarter Ended               Year Ended
statistics in        December 31,       %      December 31,      %
thousands           1996      1995   Change    1996     1995  Change
-----------------  ------    ------  ------   ------   ------ ------
Other Data:
U S WEST Dex directories  (Yellow Pages)
 Net income           $85      $82     3.7     $309     $307     0.7
 Advertisers          482      479     0.6      482      479     0.6

Continental (#1)
 Basic sub-
  scribers(#2)      4,492    4,270     5.2    4,492    4,270     5.2
 Homes passed       7,404    7,191     3.0    7,404    7,191     3.0


MediaOne (Atlanta Cable)
 Basic sub-
  scribers            512      490     4.5      512      490     4.5
 Homes passed         890      848     5.0      890      848     5.0

U S WEST NewVector (Cellular)
 Subscribers
 (consol.)          2,043    1,463    39.6    2,043    1,463    39.6
 Proportionate
  POPs managed
  (millions)         20.3     20.0     1.5     20.3     20.0     1.5

<F1>
#1:  Continental Cablevision, Inc. merged with U S WEST on
November 15, 1996. The 1995 statistics are presented for comparative purposes only.
<F2>
#2:  Includes Primestar subscribers


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